SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Private Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION CONCERNING PARTICIPANTS

IN PRIVATE MEDIA GROUP, INC.’S SOLICITATION OF PROXIES

The following sets forth certain additional information regarding directors and nominees of Private Media Group, Inc.’s (“Private” or “we” or “us”), and officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2010 Annual Meeting of Shareholders. We are providing this supplemental information in addition to that contained in the Proxy Statement that we filed with the Securities and Exchange Commission and provided to shareholders on October 8, 2010 (the “Original Proxy Statement”) in view of the solicitation in opposition by Consipio Holding b.v. of votes for its nominees with respect to the election of directors.

Resignation of Nominee

On November 7, 2010, Johan G. Carlberg, a Director of Private, notified the Board of Directors of the Company of his resignation from the Board of Directors effective immediately. Mr. Carlberg did not resign as a director as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

As Mr. Carlberg was also a nominee for election by the Board of Directors as a director at the 2010 Annual Meeting of Shareholders, the Board of Directors intends to select and recommend to shareholders a replacement nominee prior to the Annual Meeting on November 18. Proxies submitted by shareholders in connection with the 2010 Annual Meeting which have been, or will be, voted for Johan Carlberg, will instead be voted by the Board’s proxies in favor of the nominee voted by the Board to replace Mr. Carlberg as a nominee.

Directors and Nominees

Except as described above under the caption “Resignation of Nominee” with respect to Johan G. Carlberg, the principal occupations, business addresses and organization of employment of our directors and nominees who are considered “participants” in our solicitation are set forth under the section in the Original Proxy Statement titled “Proposal No. 1 - Election of Six Nominees for Director” on pages 5-6 of the Original Proxy Statement.

Officers and Employees

The principal occupations of our executive officers, employees and other persons who may be considered “participants” in our solicitation of proxies are set forth below. Their business address is Private Media Group, Inc., Calle de la Marina 16-18, Floor 18 Suite D, 08005 Barcelona, Spain.

Name	Principal Occupation

Johan Gillborg	Chief Financial Officer, Private Media Group, Inc.

Information Regarding Ownership of Securities by Participants

The number of shares of our common stock held by our directors and executive officers and all directors and executive officers of the Company as a group as of September 30, 2010, is set forth in the table on page 10 of the Original Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.” The table also includes the beneficial owners, as of September 30, 2010 (unless otherwise noted), of more than 5% of the outstanding shares of common stock who are known to us. Except as set forth in such table, no participant or associate holds any of our outstanding securities.

Shares of our common stock owned of record by each of our directors, named executive officers and other participants are beneficially owned by such person.

Information Regarding Transactions in Securities by Participants

The following table sets forth information regarding purchases and sales of our common stock by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (November 1, 2008 through November 10, 2010)

Name	Date	# of Shares	Transaction Description

Berth H. Milton	November 5-13, 2009	1,307,822	Sales by RS Platou Markets AS in a margin brokerage account of Mr. Milton

Miscellaneous Information Concerning Participants

Other than as set forth in the tables above or in the Original Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of Private or any of our subsidiaries, or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, except as set forth in the Original Proxy Statement, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in the tables above or in the Original Proxy Statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other Information About the Solicitation

Private will pay all expenses of this solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials, the Original Proxy Statement, and our other proxy materials. The Original Proxy Statement sets forth the methods to be employed to solicit security holders. In addition, effective November 10, 2010, the Company engaged the firm of Okapi Partners LLP to solicit proxies on behalf of the Company in view of the solicitation in opposition commenced by Consipio Holding bv. We have agreed to pay Okapi Partners LLP a fee of $15,000 together with reimbursement of out-of-pocket expenses. In addition, if the Company’s nominees are elected at the 2010 Annual Meeting, Okapi Partners LLP is entitled to receive a success fee of $15,000. None of our officers or employees will receive any extra compensation for soliciting you. Other than the fees and expenses payable to Okapi Partners LLP described above, we do not presently expect the expenses that we incur this year to be more than the amount we normally expend for a solicitation for an election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers.